Exhibit 10.18
ED #: 04-ED-027
MEMORANDUM OF UNDERSTANDING
(with respect to a special economic development activity involving the Village of Adams, Nebraska,
and improvements to the public facilities infrastructure thereof, with E Energy Adams, LLC as the private, for-profit business principally benefiting from the public facilities infrastructure improvements)
This Memorandum of Understanding (“MOU”) is entered into among the State of Nebraska, Department of Economic Development (“Department” or “DED”); the Village of Adams, Nebraska (“Village”); and E Energy Adams, LLC (“Business”), upon the date of signature by all parties.
RECITALS

PART I:	IDENTIFICATION OF PARTIES.

Business:	The principally benefited business—E Energy Adams, LLC

Village:	Village of Adams, Nebraska

Department or DED:	Nebraska Department of Economic Development, P.O. Box 94666, Lincoln, Nebraska 68509-4666

Bank:	To Be Determined
PART II: PROJECT SUMMARY DESCRIPTION.
The project involves a CDBG award of $355,000 from the Department to the Village, $5,000 of which is for the Village’s costs of administration of the grant, and $350,000 of which is to be conditionally granted to the Village for a portion of the costs of a public facilities infrastructure improvement in the Village, namely, Public Street Development (the “Project”). The Project is a public facilities improvement project undertaken for economic development purposes, which will principally benefit the Business in its facility in Adams, Nebraska. CDBG funding will require the Business to satisfy various job requirements as set forth in §55.01 below.
AGREEMENT:
Premised on the Recitals above, and in consideration of the mutual promises and understandings of the parties set forth below, the parties agree as follows:

PART III:	DEFINITIONS; FEDERAL FUNDING SOURCES and GOVERNING FEDERAL LAW CITED; AND INCORPORATION OF RECITALS.
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§3.01 Full-Time Equivalent Position (FTE): An FTE position represents a culmination of 2,080 work hours per annum per position by a person in a permanent position of employment with Business at its facility in Adams, Nebraska.
§ 3.02 Low-to-Moderate Income Person (LMI): LMI persons are defined as members of a family (single-person or multi-person) where the family has an income equal to or less than the most recent HUD-established income limits for the family residence location. These income limits may be found generally via the HUD national website. The specific webpage address (subject to change by HUD) at the time of this writing is:
→http://www.huduser.org/datasets/il.html←
§3.03 Specifics about how an employment position is considered to be “held by” or “made available to” an LMI person, and other related definitional matters, may be found in the HUD CDBG regulations in 24 C.F.R. Part 570.
§3.04 The Department has been designated by the United States Department of Housing and Urban Development (“HUD”) to administer; and HUD has awarded the Department funds for; the Community Development Block Grant (“CDBG”) program. This is the source for funding by the Department for the project, which is the subject matter of this MOU.
§3.05 Based on the provisions of this MOU, the Village has submitted, or will submit, and the Department will consider, the Village’s application for funding for the project which will undertake community development activities authorized under the Housing and Community Development Act of 1974, as amended, and as authorized under the federal regulations governing CDBG at 24 C.F.R. Part 570.
§3.06 All provisions of the RECITALS above are incorporated as agreed provisions of the MOU.

PART IV:	ADDITIONAL TERMS AND CONDITIONS OF THE CDBG FUNDING.

§4.01	CDBG Grant Amount, Grant as Conditional, and Program Income Use Requirement.
The amount of CDBG funds to be granted from the Department to the Village will not exceed $355,000. $5,000 of the $355,000 is to be unconditionally granted to the Village for the Village’s costs of administration of the grant. $350,000 of the $355,000 is to be conditionally granted to the Village for a portion of the costs of a public facilities infrastructure improvement in the Village, namely, the Project. If the CDBG national objective requirement (creating jobs which principally benefit LMI persons) is not fulfilled by the benefiting Business, the conditional portion of the grant will not be declared as unconditional, but rather, the benefiting Business will be obligated to repay the Village, and, the Village will be obligated to repay the Department, the conditional portion of the grant. This repayment obligation is required by CDBG HUD regulations.
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Unless otherwise excepted from such requirement (or otherwise specified as to a limited amount requirement) elsewhere in this MOU, the Village acknowledges and agrees that any CDBG program income (defined in the HUD CDBG regulations) available to the Village at the time of any “drawdown” request by the Village to the Department must be first utilized in the project, thus lessening the amount of new CDBG funding paid from the Department to the Village for this project.
§4.02 Sources and Uses of Funds.

SOURCES→	CDBG	Village	TOTAL
USES (Activities)¯		*
0600 Economic development	$350,000	$350,000	$700,000
infrastructure improvement
0181 General Administration	$5,000	$0	$5,000

TOTAL	$355,000	$350,000	$705,000

* Most of the Village’s portion will come from TIF funds.
The Sources and Uses of Funds table above reflects:
•	The anticipated total costs of the CDBG-assisted project.

•	The CDBG-assisted activities being funded.

•	The sources and amounts of other matching funds required for each activity.

•	The maximum authorized CDBG funds for each CDBG-assisted activity.

•	The ratio (derived by computation, not expressly shown) of CDBG funds to other matching funds for each CDBG-assisted activity, which ratio is a further limitation upon the maximum authorized CDBG funds which may be paid for each activity. The ratio is invoked as a limitation if the actual total costs of the activity are less than anticipated.

[An example illustrates this point: If the anticipated cost of the public infrastructure improvement was $100,000, with $50,000 to be from CDBG funds as the source, and $50,000 to be from a public entity as the other source—but the actual cost of the public infrastructure improvement turned out to be $90,000—then the 50% ratio limits CDBG funding to $45,000, rather than the $50,000 originally anticipated.]

•	The proportionality (derived by computation, not expressly shown) of funding from all funding sources, for each activity and for the project in total. Disbursement of CDBG funds will be made only on a pro rata basis with all other funding sources, for each activity and for the project in total. CDBG funds will not be the first funds invested in the project—but rather—CDBG funds will flow into the project in proportion to all other funding sources.

•	The timing (of CDBG funds flowing into the project on a pro rata basis) is that CDBG funding is reimbursement funding. Reimbursement after-the-fact of the expense having been incurred is what will be done. This timing will result in the public entity
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having to temporarily carry the costs which are then later reimbursed through CDBG funding.
Any costs for “oversizing” the Project to meet the Village’s needs beyond the essential needs of the benefited Business must be exclusively paid by the Village; and such costs borne for “oversizing” will not count toward the required Village match of CDBG funds reflected in the table above.
     § 4.03 Business’:
(a)	Declaration of Essential Need and Direct Nexus.

(b)	Agreement to Create 26 Jobs Which Principally Benefit LMl Persons, thus Fulfilling the CDBG National Objective Requirement for the Project.

(c)	Obligation to Repay the Village in the Event of a Failure to Fulfill the CDBG National Objective Requirement
     (a) Business’ Declaration of Essential Need and Direct Nexus.
The Business agrees and declares by this provision that the public infrastructure improvement Project is essential to the Business and has a direct nexus to the Business’ activities.
     (b) Business’ Agreement to Create 26 Jobs Which Principally Benefit LMI Persons, thus Fulfilling the CDBG National Objective Requirement for the Project.
The Business acknowledges and agrees that it is receiving a substantial benefit from the public infrastructure improvement Project, and in consideration of that substantial benefit and as is required by the national objective fulfillment requirements in the CDBG federal statutes and regulations, the Business agrees to the job creation requirements specified in § 5.01.
     (c) Business’ Obligation to Repay the Village in the Event of a Failure to Fulfill the CDBG National Objective Requirement.

If there is a failure to meet the CDBG required national objective involved in this Project, then the grant will not be unconditionally granted to the Village, and the Village will be required to repay the grant to the Department. If this contingent obligation of the Village occurs, the Business will be required to repay to the Village, and does hereby agree via this instrument to repay to the Village the entire amount of the conditional grant funds which have been advanced to the Village by the Department for the Project.
     §4.04 Village’s Repayment Obligation in the Event of a Failure to Fulfill the CDBG National Objective Requirement.
     If there is a failure to meet the CDBG required national objective involved in this Project, then the grant will not be unconditionally granted to the Village, and the Village will be
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required to repay the entire amount of the conditional grant funds which have been advanced to the Village by the Department for this Project.

§4.05	Reporting Requirements.
(a)	Employment Reporting. The Business will have each employee for which LMI status is relevant (normally this includes employees for created jobs, and employees for retained jobs, but not employees forming the measuring baseline of present employment by the Business), complete the Department’s Employee Certification Form (such form to be provided to the Business by the Village. Such form requests information from the employee concerning the employee’s income status, race, gender, and handicap status. The information from such forms, and other pertinent employment data reasonably required by the Village, will be provided by the Business, at least semi-annually. Such information is for use by the Village and the Department in assembling and reporting LMI and other employment data to meet HUD requirements for the CDBG program.

(b)	Financial Reporting. The Business will provide to the Village or to the Department, in a timely manner, the Business’ financial statements, including balance sheets and income statements, in such form as may be reasonably required by the Village or by the Department, following the close of the Business’ fiscal year. This obligation will continue so long as the CDBG grant made pursuant to this MOU remains conditional, unless waived by the Department.

§4.06	Due on Sale.
     Repayment of the entire amount of the conditional grant funds which have been advanced to the Village by the Department for the Project may be declared (by the Village) immediately due and payable upon any material change in the ownership control of the principal assets of the Business, or of the Business itself, including mergers and/or consolidations with other persons or entities. This provision exists to protect the interests of the Village and the Department in seeing to it that the obligations of the Business as set forth in this MOU are completely fulfilled, as they must be to comply with HUD CDBG statutes and regulations permitting CDBG funds to be used for financial assistance to the Business in the first place.

§4.07	Maintain Location of Project.
Until all the requirements of this MOU are satisfied, the Business agrees to keep its facility in Adams, Nebraska. Repayment of the entire amount of the conditional grant funds which have been advanced to the Village by the Department for the Project may be declared (by the Village) immediately due and payable upon a failure to adhere to this requirement.

PART V:	JOB CREATION, JOB RETENTION, AND JOB MAINTENANCE REQUIREMENTS.
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§	5.01 Job Creation and Job Maintenance Requirements.
The Business acknowledges and agrees that it is receiving a substantial benefit from the public infrastructure improvement Project, and in consideration of that substantial benefit and as is required by the CDBG federal statutes and regulations, the Business agrees to the job creation requirements specified in this §5.01. As also required by §4.03(b), the Business must:
A. Create at least 26, new, permanent jobs (on an FTE basis), in the Business’ facility in Adams, Nebraska over and above the agreed baseline of employment at the Adams facility which agreed baseline is zero (0) FTE’s for purposes of this MOU.
1.	Within 18 months of the date on the Notice of Approval Letter from the Department.

2.	Meeting the requirement that 51% or more of all jobs (on an FTE basis) created as a result of the CDBG-assisted project must be held by (or if not actually “held by”, then the Business must meet the required regulatory standards so as to be considered to have made the jobs “available to”) low-to-moderate (LMI) person.
     B. maintain the minimum required created 26 FTE jobs for 12 months measured from the date of hire for each respective job.
     C. pay all employees of the Business a minimum hourly rate of $9.50 per hour, and provide all employees with an appropriate package of employee benefits.
Only permanent employees (not temporary employees); and only employee positions at the Business’ facility in Adams, Nebraska; will be credited in assessing whether the job creation and job maintenance requirements have been satisfied.
§ 5.02 Proration of Any Repayment Obligation Arising from Failure by the Business to Meet the Job Requirements of §5.01.
If the Business fails to meet the job requirements set forth in §5.01, the repayment requirements specified at §4.03(c) and §4.04 will be mitigated by allowing, in some instances, proration of the amount of the repayment obligation as follows:
(a) CDBG statutes and regulations require CDBG-assisted projects to meet the national objective of principally benefiting low-to-moderate income (LMI) persons. These statutes and regulations require that at least 51% of the created/retained jobs benefit LMI persons. If Business fails to meet the national objective by not having at least 51% of the created/retained jobs benefiting LMI persons, then full repayment of the CDBG funding is required, and no proration is allowed.
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(b) If the national objective (51% LMI benefit) is met, but the job creation/retention requirement (26 jobs in this instance) is not achieved, then a pro rata portion of the CDBG funds will be required to be repaid, equivalent to the ratio of—jobs not created, divided by the number of jobs required to be created.
(c) If the national objective (51% LMI benefit) is met, but the jobs are not maintained for the required job maintenance period (12 months in this instance), then a pro rata portion of the CDBG funds will be required to be repaid, equivalent to the ratio of—the required maintenance period in months, less the number of months the jobs were maintained, divided by the required maintenance period in months.
(d) If the national objective (51% LMI benefit) is met, but there is a failure as to both the job creation/retention requirement and the job maintenance period, then a pro rata portion of the CDBG funds will be required to be repaid, equivalent to—subtracting from 1, the resultant arithmetic product of the two ratios in the two paragraphs immediately above.

PART VI:	OTHER TERMS AND CONDITIONS OF THIS MOU.
§ 6.01 Severability, Binding Effect, Counterparts, and Governing Law.
If any provision of this MOU or its application to any person or circumstance is held invalid by any court of competent jurisdiction, such invalidity will not affect other provisions of this MOU.
This MOU will be binding upon, and will inure to the benefit of, the successors, assigns, and legal representatives of the parties.
This MOU may be signed in any number of counterparts, each of which will be an original, but all of which taken together will constitute one agreement.
This MOU will be governed by; construed according to the laws and regulations of; and subject to the jurisdiction of; the State of Nebraska.

§ 6.02 No Legal Actions.
The Business warrants there are no legal actions, suits, or other proceedings, pending or threatened, before any court or administrative agency, which, if determined adversely to the Business, would have a material adverse effect on the financial condition of the Business nor on the ability of the Business to fulfill the CDBG national objective which is the subject of this MOU.

§ 6.03 Authorization of Representative Signing for the Benefited Business.
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The Business, by and through the officer or other representative accepting this MOU by signing below on behalf of the Business, has entered into this MOU with the full knowledge and authorization of the Business, under proper procedures prescribed by the articles of incorporation, bylaws, and other organizing documents applicable to the governance of Business.

§6.04	This MOU is NOT a Notice of Approval of the Project.
Project funding approval by DED is neither expressed nor implied by DED’s execution of this MOU, and project costs should not be incurred based solely upon this MOU. Additional approval steps beyond the MOU are required before a project receives a Notice of Approval, including satisfying other steps of the application and approval process at DED, and obtaining the approval of the Governor of the State of Nebraska.

§6.05	Conditions Precedent to Drawdown of CDBG Funds.
Certain conditions must be satisfied before any requests for funds (so-called “drawdowns”) by the Village would be paid by DED, in the event a Notice of Approval for this project is ultimately issued by DED. The conditions are emphasized here so that all parties to this MOU will be aware of, and can appropriately plan for, the requirements for drawdowns, should the project be approved.
(a)	The requirements set forth in §4.01 and in §4.02, Sources and Uses of Funds, must be strictly observed. These requirements include CDBG-activity maximum payments; the injection of matching funds; and CDBG funds payments being limited and governed by the ratio, proportionality, and reimbursement timing requirements detailed in §34.02.

(b)	Documentation, in such form as DED may prescribe, showing disbursement by other project funding sources for qualified expenditures, will be required by the DED.

(c)	Compliance with the environmental review process pertaining to the project, established by the National Environmental Policy Act of 1969 (NEPA), and other provisions of federal law as specified in 24 C.F.R. Part 58, which further the purposes of NEPA, is required.

(d)	Compliance with the Davis-Bacon Act (and related acts) is required to the Village and any of their contractors for the Village is the direct recipient of CDBG funds in a Public Works category.
REMAINDER OF PAGE INTENTIONALLY BLANK
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ED #: 04-ED-027
ACCEPTANCE PROVISIONS.
The parties acknowledge they have read and understand this MOU and agree to its provisions, and that it will be effective on the date when all parties have signed.

DED—NEBRASKA DEPARTMENT OF ECONOMIC DEVELOPMENT		Village—Adams, Nebraska

By:	/s/ Gary Hamer	By:	/s/ Rodger Pella

(Signature of Director or Designee)		(Signature of Chief Elected Official) Chairman, Rodger Pella,

/s/ Gary Hamer

(Typed or Printed Name/Title)

9-1-06		5-25-06

(Date)		(Date)

47-6014083

(Federal Identification Number)

Business—E Energy Adams, LLC

By:	/s/ Jack L. Alderman, Press KB

(Signature of Authorized Officer)

Jack L. Alderman, Managing Manager		THIS QUADRANT INTENTIONALLY BLANK

(Typed or Printed Name/Title)

May 25, 2006

(Date)

20-2627531

(Federal Identification Number)
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